UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2026

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4020 Aspen Grove Drive, Suite 900 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

6100 Tower Circle, Suite 1000

Franklin, Tennessee 37067

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 20, 2026 (the “Effective Date”), Acadia Healthcare Company, Inc. (“Acadia” or the “Company”) announced that Christopher H. Hunter had departed from his role as Chief Executive Officer of Acadia, effective as of the Effective Date. In connection with his departure from Acadia, Mr. Hunter also resigned from Acadia’s Board of Directors, effective as of the Effective Date.

In connection with Mr. Hunter’s departure from his role as Chief Executive Officer of Acadia, Mr. Hunter and Acadia Management Company, LLC, a Delaware limited liability company, entered into a separation and release agreement, dated as of the Effective Date (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Hunter will receive the following separation benefits: (i) he will remain eligible to earn his annual bonus for the 2025 calendar year (with such amount, if any, to be determined and paid in accordance with his employment agreement at the same time such annual bonuses are paid to other employees of the Company); (ii) an amount equal to 1.5 times the sum of (x) his base salary and (y) his target annual bonus for the 2025 calendar year, payable in substantially equal installments for 18 months following the Effective Date; (iii) an amount equal to the after-tax cost of premiums for continued health and dental insurance under the Company’s group health plans for him and his covered dependents for 18 months following the Effective Date, payable in monthly installments over such 18-month period; (iv) a lump sum cash payment equal to $1,785,000 in respect of his cash retention bonus pursuant to that certain Retention Bonus Agreement entered into by and between Mr. Hunter and the Company, dated as of January 14, 2025; and (v) a prorated portion of his outstanding performance-based restricted stock units (“PSUs”), determined based on the actual number of days elapsed during the applicable performance period on or before the Effective Date, will remain outstanding and eligible to vest at the end of the applicable performance period based on actual achievement of the applicable performance conditions. Further, except with respect to the treatment of the foregoing prorated PSUs, any unvested equity or equity-based awards held by Mr. Hunter as of the Effective Date were immediately forfeited for no consideration as of the Effective Date.

Mr. Hunter’s receipt of the aforementioned separation benefits is conditioned upon the effectiveness of a general release of claims in favor of Acadia (and certain of its affiliates and related parties including, without limitation, Acadia Management Company, LLC) that is included in the Separation Agreement, as well as Mr. Hunter’s continued compliance with restrictive covenants.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text thereof, a copy of which is attached as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Release Agreement, dated January 20, 2026, between Acadia Management Company, LLC and Christopher Hunter

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2026	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/ Brian P. Farley
Brian P. Farley
Executive Vice President, Secretary and General Counsel